UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 673-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) As of the conclusion of the annual meeting of stockholders (the “Annual Meeting”) of Celgene Corporation (the “Company”) held on June 15, 2011, Sol J. Barer, Ph.D. and Walter L. Robb, Ph.D. retired from the Company’s Board of Directors (“the “Board”). As previously disclosed in the Company’s proxy statement for the Annual Meeting, Drs. Barer and Robb did not stand for re-election at the Annual Meeting. Prior to the date of retirement, Dr. Barer was a member of the Executive Committee and Dr. Robb was a member of the Audit Committee. Upon Dr. Barer’s retirement as Chairman of the Board of Directors, Robert J. Hugin was named as Chairman of the Board of Directors.
(e) At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2008 Stock Incentive Plan (the “Plan”) to, among other things:
•	increase the number of shares of common stock of the Company (“Common Stock”) available for issuance under the Plan by 11,200,000 shares;
•	extend the term of the Plan through April 13, 2021 (previously the Plan was scheduled to expire after April 15, 2019);
•	preclude the grant of any award to eligible employees or non-employee directors who are resident in France or subject to the French social scheme on or after the fifth anniversary of the date of the Annual Meeting unless the stockholders approve a new term for awards to such participants or this limitation is not required under French law, regulation or other authority (this limitation is intended to comply with applicable French legal requirements as commented by the French tax administration guidelines and ensure eligibility for favorable tax and social security treatment for awards granted to such French participants);
•	reflect best corporate governance practices, by
•	modifying the provisions relating to a change in control of the Company for awards granted on or after the date of the Annual Meeting and providing that unless otherwise determined at grant, such awards will not vest upon a change in control (i.e., upon a “single trigger”), but will vest upon an involuntary termination without cause that occurs within 2 years following a change in control (i.e., upon a “double trigger”) (awards granted prior to the date of the Annual Meeting will vest upon a single trigger);
•	providing that the Company may not repurchase stock options with an exercise price per share that is below the fair market value of Common Stock without stockholder approval;
•	eliminate the specified number of nonqualified stock options and restricted stock units automatically granted to non-employee directors upon election to the Board and at annual meetings (in lieu of the automatic grants, the Amendment provides for discretionary awards of non-qualified stock options and restricted stock units (“RSUs”) to non-employee directors, subject to the Plan provisions regarding vesting);
•	provide that if a non-employee director fails to stand for election at an annual meeting, and such annual meeting occurs prior to the date that a portion of a stock option that was granted to the non-employee director upon his initial election or appointment to the Board would have otherwise vested in the year of such annual meeting, such portion will vest on the day preceding the annual meeting subject to the non-employee director continuing as a director until such date; and
•	provide that all stock option grants made to a non-employee director will become fully vested upon the non-employee director’s death or disability.
The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
(a) The annual meeting of stockholders of the Company was held on June 15, 2011.
(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Against	Withheld	Broker Non-Votes
Robert J. Hugin	327,960,488	N/A	9,919,871	47,853,438
Michael D. Casey	328,767,557	N/A	9,112,802	47,853,438
Carrie S. Cox	330,942,271	N/A	6,938,088	47,853,438
Rodman L. Drake	328,607,335	N/A	9,273,024	47,853,438
Michael A. Friedman, M.D.	333,303,227	N/A	4,577,132	47,853,438
Gilla Kaplan, Ph.D.	332,026,834	N/A	5,853,525	47,853,438
James J. Loughlin	328,601,653	N/A	9,278,706	47,853,438
Ernest Mario, Ph.D.	331,063,516	N/A	6,816,843	47,853,438
Proposal 2. Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011:

For	378,398,571
Against	6,992,070
Abstain	343,156
Broker Non-Votes	0
Proposal 3. Amendment to the Company’s 2008 Stock Incentive Plan (the description of the amendment contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference):

For	280,744,162
Against	56,682,830
Abstain	453,367
Broker Non-Votes	47,853,438
Proposal 4. Advisory Vote on Executive Compensation:

For	322,811,107
Against	13,564,913
Abstain	1,504,339
Broker Non-Votes	47,853,438
Proposal 5. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

One year	247,968,776
Two years	9,412,342
Three years	79,941,991
Abstain	557,250
Broker Non-Votes	47,853,438
(c) Not applicable.
(d) In light of the results of the advisory vote on the frequency of future advisory votes on executive compensation (proposal 5), the Company intends to hold such votes each year until the next required vote on the frequency of such advisory votes on executive compensation (no later than the annual meeting to be held in 2017). The information required by this Item 5.07(d) will be included in an amendment to this Current Report on Form 8-K following the next meeting of the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

10.1	Amendment No. 1 to the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION
Date: June 20, 2011	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 1 to the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009)